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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

SBS Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 733 (3-03)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

7401 Snaproll NE
Albuquerque, New Mexico 87109
Tel. (505) 875-0600

PROXY STATEMENT
AND
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on November 17, 2005

Dear Shareholders:

You are cordially invited to attend the SBS Technologies, Inc. 2005 Annual Meeting of Shareholders, which will be held on Thursday, November 17, 2005 at 8:30 a.m. Mountain Time, at our Corporate Headquarters at 7401 Snaproll NE, Albuquerque, New Mexico 87109. Directions and a map to the meeting location appear on the following page.

The purpose of the meeting is to act on the following:

(1) To elect seven Directors;

(2) To ratify the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending June 30, 2006; and

(3) To transact any other business as may properly come before the meeting.

If you were a shareholder of record at the close of business on September 28, 2005, you may vote by proxy or in person at the Annual Meeting. Your vote is important. Whether or not you plan to attend the meeting, please complete, date, and sign the enclosed proxy card, and mail it in the enclosed business reply envelope. For your convenience, you may also vote your shares via telephone or Internet according to the instructions on the proxy card. If you vote your proxy over the telephone or Internet, please do not mail in your completed proxy card. If you are a registered shareholder and wish to vote your shares in person at the meeting, you may do so even if you have previously returned your proxy card. However, if you hold your shares in Street Name and wish to vote your shares in person at the meeting, you must indicate that on your proxy card as instructed and return it before the meeting in the envelope provided.

Bruce E. Castle
Secretary

October 10, 2005

Directions to the SBS Technologies, Inc. 2005 Annual Meeting of Shareholders

From the Albuquerque International Airport, proceed west on Sunport Blvd. to I-25. Proceed north on I-25 approximately 8.6 miles to Exit 231, San Antonio/Ellison. Turn left on Ellison and proceed west under the I-25 bridge and through the stoplight at Jefferson until Ellison ends. Turn right on Washington and proceed north one block to a stop sign. Turn left on Hawkins and proceed west until it ends. Turn right and proceed north on Snaproll. The SBS Corporate Headquarters building, 7401 Snaproll NE, will be on your left. Ample parking is available.

TABLE OF CONTENTS

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PROXY STATEMENT FOR SBS TECHNOLOGIES, INC.
2005 ANNUAL MEETING OF SHAREHOLDERS

Information About The Annual Meeting

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders of SBS Technologies, Inc. ("SBS," the "Company" or "we") will act upon matters described in the Notice of Annual Meeting that accompanies this Proxy Statement, including the election of seven Directors and the ratification of the Audit Committee's selection of KPMG LLP as our independent registered public accountants for the fiscal year ending June 30, 2006.

Why did you send me this Proxy Statement?

We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is asking you to vote for two items or, if you prefer, asking your permission to allow us to vote your shares at the 2005 Annual Meeting of Shareholders. The Annual Meeting will be held on November 17, 2005 at our Corporate Headquarters at 7401 Snaproll NE, Albuquerque, New Mexico 87109, at 8:30 a.m. Mountain Time. This Proxy Statement includes information about the issues to be voted upon at the meeting, and on the transaction of such other business as may properly come before the meeting.

On October 10, 2005, we began mailing these proxy materials to all shareholders of record at the close of business on September 28, 2005. On August 12, 2005, there were 15,646,255 shares of SBS common stock outstanding and entitled to vote.

In accordance with New Mexico law, a list of shareholders entitled to vote at the Annual Meeting will be available on November 17, 2005 at our Corporate Headquarters, 7401 Snaproll NE, Albuquerque, New Mexico 87109 and for 10 days before the meeting, between the hours 8:30 a.m. and 5:30 p.m. Mountain Time, at our Corporate Headquarters.

Who can attend the Annual Meeting?

Only shareholders who owned SBS common stock as of September 28, 2005, or their duly appointed proxies, will be entitled to attend the Annual Meeting. If you hold your shares through a broker, bank or other nominee, you will not be admitted to the Annual Meeting unless you bring a copy of a statement (such as a brokerage statement) from your nominee reflecting your stock ownership as of September 28, 2005.

What constitutes a quorum?

The Annual Meeting will be held only if a quorum is present. A quorum will be present if a majority of the shares of SBS common stock issued and outstanding on September 28, 2005 are represented, in person or by proxy, at the Annual Meeting. Shares represented by properly completed proxy cards either marked "abstain" or "withhold authority to vote," or returned without voting instructions are counted as present for the purpose of determining whether a quorum is present. Also, if shares are held by brokers who are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions ("broker nonvotes"), those shares will be counted as present for quorum purposes.

How many votes do I have?

If you were a shareholder at the close of business on September 28, 2005, you will be entitled to vote. Each share of SBS common stock that you own entitles you to one vote.

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How can I vote my shares?

You can vote on matters presented at the Annual Meeting in four ways, three by proxy or in person at the meeting:

(A) By Proxy - If you are a shareholder of record, you may vote your proxy by mail, telephone or the Internet. Telephone and Internet voting procedures are designed to authenticate shareholders by using individual control numbers. Voting by telephone or Internet will help SBS reduce costs.

Voting Your Proxy by Telephone

In the U.S. and Canada, you can vote your shares by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 12:00 p.m. Central Time on November 16, 2005. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

Voting Your Proxy by Internet

You can also choose to vote over the Internet. The web site address for Internet voting is on your proxy card. Internet voting will be available 24 hours a day, 7 days a week, until 12:00 p.m. Central Time on November 16, 2005. If you vote over the Internet, you do not need to return your proxy card. Please note that if you vote over the Internet, you may incur costs such as telecommunication and Internet connection charges associated with normal Internet usage.

Voting Your Proxy by Mail

If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it as instructed on the proxy card in the postage paid envelope provided.

If you vote by proxy using any of these three methods, the persons named on the card (your "proxies") will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some, or none of the nominees for Director, and whether your shares should be voted for or against the ratification of the appointment of the independent registered public accountants for fiscal year 2006. If you vote by telephone or Internet and choose to vote with the recommendation of SBS' Board of Directors, or if you vote by mail, sign your proxy card, and do not indicate specific choices, your shares will be voted:
    "FOR" the election of all seven nominees for Director; and
    "FOR" ratification of the appointment of the independent registered public accountants for the fiscal year ending June 30, 2006.

If a nominee becomes unable to serve as Director, which we do not anticipate, your proxies intend to vote for the election of a substitute nominee recommended by the Board of Directors.

If any other matter is presented, your proxies will vote in accordance with the best judgment of management. At the time this Proxy Statement went to press, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

If you wish to give a proxy to someone other than the persons named on the enclosed proxy card, you may strike out the names appearing on the card and write in the name of any other adult person, sign the proxy, and deliver it to the person whose name has been substituted.

(B) In Person - If you are a shareholder of record, you may cast your vote in person at the Annual Meeting. In order to vote at the meeting, shareholders must present a form of personal identification. If you hold your shares in Street Name, please see the section below entitled "If I hold shares in street name, how can I vote my shares?" for

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information on how to vote your shares in person at the Annual Meeting.

If I hold shares in street name, how can I vote my shares?

You can submit voting instructions to your broker or nominee or vote in person at the Annual Meeting. Please refer to the instructions on how to vote your shares included on the voting instruction card in the materials provided by your broker. If you choose to vote in person at the Annual Meeting, you will be required to bring with you a legal proxy covering your securities issued to you by your broker.

May I revoke my proxy?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

  send another proxy with a later date,
  notify SBS' Secretary in writing to arrive at SBS' Corporate Headquarters, 7401 Snaproll NE, Albuquerque, New Mexico, 87109, before the date of the Annual Meeting that you have revoked your proxy, or vote in person at the Annual Meeting.

How can I present an issue to be addressed at next year's Annual Meeting?

Shareholders must submit proposals, intended to be considered at the next Annual Meeting, in writing to the Secretary of SBS, no later than June 12, 2006, for inclusion in SBS' Proxy Statement and Form of Proxy relating to the meeting. Also, shareholders who wish to propose proper business from the floor, for consideration at the 2006 Annual Meeting of Shareholders, and who have not properly submitted that proposal for possible inclusion in SBS' 2006 proxy materials, must notify SBS' Secretary in writing no later than August 26, 2006.

How will broker non-votes be treated?

We will treat broker non-votes as present to determine whether or not we have a quorum at the meeting, but they will not be treated as entitled to vote on the proposals, if any, for which the broker indicates it does not have discretionary authority.

Will my vote be kept confidential?

Yes. As a matter of policy, shareholder proxies, ballots and tabulations that identify individual shareholders are kept secret and are available only to SBS' tabulator, which is required to keep your votes confidential.

Who will count the votes?

SBS' tabulator, Wells Fargo Bank, N.A., will count the votes.

Who pays to prepare, mail and solicit these proxies?

SBS pays all of the costs of preparing, mailing and soliciting proxies. SBS asks brokers, banks, voting trustees and other nominees and fiduciaries to forward proxy materials to the beneficial owners and to obtain authority to execute proxies. We will reimburse the brokers, banks, voting trustees and other nominees and fiduciaries upon request. We have engaged our transfer agent, Wells Fargo Bank, N.A., to assist in the distribution and tabulation of proxies. A few employees of SBS may also participate, without additional compensation, in the solicitation of proxies by telephone, facsimile, e-mail, and personally. SBS does not currently intend to engage any third party to assist with proxy solicitation, and therefore we do not expect the expenses, if any, for proxy solicitation to exceed $5,000.

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What are the Board's recommendations?

The Board recommends a vote "FOR" the election of the seven Director nominees, and the Board and the Audit Committee recommend the ratification of the Audit Committee's selection of KPMG LLP as our independent registered public accountants for the fiscal year ending June 30, 2006. With respect to any other matter that is properly brought before the meeting, the proxy holders will vote the proxies held by them in accordance with their best judgment.

What vote is required to approve each proposal?
Proxy Item No. 1 Election of Directors:

Each Director who receives a "FOR" vote by a majority of shares represented in person or by proxy at the Annual Meeting will be elected. If you vote to withhold authority to vote for all listed nominees or if you vote to withhold authority for a particular nominee, your vote will count as a vote "AGAINST" the nominee(s). Otherwise, your vote will count "FOR" the nominee(s).

Proxy Item No. 2 Ratification of Appointment of KPMG LLP as Independent Registered Public Accountants:

A "FOR" vote by a majority of the shares represented in person or by proxy at the Annual Meeting is required to ratify the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending June 30, 2006. If you "ABSTAIN" from voting, your abstention has the same effect as if you voted "AGAINST" the proposal.

Please note the following:

Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted in calculating voting results on those matters for which the broker or other entity has not voted.

What if other matters come up during the meeting?

If any matters other than those referred to in the Notice of Annual Meeting properly come before the meeting, the individuals named in the accompanying form of proxy will vote the proxies held by them in accordance with their best judgment. SBS is not aware of any business other than the items referred to in the Notice of Annual Meeting that may be considered at the meeting.

Multiple individuals who reside in my home are beneficial owners of shares of SBS common stock. Why did we receive only one copy of this Proxy Statement?

We are sending only one Proxy Statement to you if you share a single address with another shareholder unless we received instructions to the contrary from you. This practice, known as "householding," is designed to eliminate duplicate mailings, conserve natural resources and reduce our printing and mailing costs. If you wish to receive a separate Proxy Statement in the future, you may contact SBS Investor Relations by telephone at (505) 875-0600, by mail at 7401 Snaproll NE, Albuquerque, NM 87109, or by email at jwade@sbs.com. If you receive multiple copies of our Proxy Statement, you can request householding by contacting SBS Investor Relations. If you own your shares through a broker, bank or other holder of record, you can request householding by contacting the holder of record.

How can I obtain electronic access to the Proxy Statement and Annual Report?

This Proxy Statement and our 2005 Annual Report may be viewed in the Financial Reports section of our website at www.sbs.com/ir.

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Ownership Of SBS Common Stock

How much stock do shareholders who have more than 5% of common stock own?

The following table sets forth, as of June 30, 2005, the beneficial ownership of common stock by each person who is known by SBS to own beneficially more than 5% of the outstanding shares of common stock:

                                             Amount and Nature of      Percent of Class
Name and Address of Beneficial Owner         Beneficial Ownership (1)  Beneficially Owned (2)
-------------------------------------------  ------------------------- -----------------------
Wellington Management Co. LLP (3)                     1,715,700                10.97%
Paradigm Capital Management, Inc. (4)                 1,439,159                 9.20%
T. Rowe Price Associates, Inc. (MD) (5)               1,405,500                 8.99%
Fidelity Management & Research Co. (6)                1,362,200                 8.71%
Kennedy Capital Management, Inc. (7)                  1,314,357                 8.40%
Dimensional Fund Advisors, Inc. (8)                   1,057,780                 6.76%
Barclays Global Investors, N.A. (9)                     917,889                 5.87%
  The ownership information disclosed above is based on a Schedule 13F report dated June 30, 2005 filed with the Securities and Exchange Commission and includes no shares with respect to which the beneficial owner has the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1).
  To SBS' knowledge, except where otherwise noted, each person listed has sole voting power of the shares.
  The address for the shareholder is in care of Wellington Management Co. LLP, 75 State Street, Boston, Massachusetts, 02109-1809.
  The address for the shareholder is in care of Paradigm Capital Management, Inc., 9 Elk Street, Albany, New York 12207-1002.
  The address for the shareholder is in care of T. Rowe Price Associates, Inc., 100 East Pratt Street, Baltimore, Maryland, 21202-1009.
  The address for the shareholder is in care of Fidelity Management & Research Co., One Federal Street, Boston, Massachusetts 02110-2003.
  The address for the shareholder is in care of Kennedy Capital Management, Inc., 10829 Olive Boulevard, St. Louis, Missouri, 63141-7739.
  The address for the shareholder is in care of Dimensional Fund Advisors, Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401- 1005.
  The address for the shareholder is in care of Barclays Global Investors, N.A., 45 Fremont Street, San Francisco, California, 94105-2228.

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How much stock do the Directors and Executive Officers own?

The following table sets forth, as of August 12, 2005, the beneficial ownership of common stock by each Director and nominee for Director of SBS, each Executive Officer, and by all Directors and Executive Officers as a group (see footnotes for explanations):

                                                         Amount and Nature of        Percent of Class
Name of Beneficial Owner                               Beneficial Ownership (1)    Beneficially Owned (2)
----------------------------------------------------  --------------------------  ----------------------
Christopher J. Amenson (3)* ........................           345,479  (4,5,6)            2.16%
Warren W. Andrews (8) (nominee)* ...................            89,335  (5)                 **
Lawrence A. Bennigson (8) (nominee)* ...............           100,819  (5)                 **
Bruce E. Castle (3,7) ..............................            40,429  (4,5)               **
James E. Dixon, Jr. (3,7) ..........................           205,195  (4,5,9)            1.29%
Peter D. Fenner (8,10) (nominee)* ..................            64,672  (5)                 **
David H. Greig (3,7) ...............................           241,100  (5)                1.52%
Harold E. Kennedy (10,11) (nominee)*  ..............            11,500  (5)                 **
Clarence W. Peckham (3,7) (nominee)* ...............           234,443  (4,5)              1.48%
Richard Szafranski (8,10) (nominee)* ...............            49,461  (5)                 **
Alan F. White (8) (nominee)* .......................            78,884  (5)                 **
All Directors and Executive Officers as a group ....         1,461,317                     9.34%

* Director as of August 12, 2005.
** Owns less than one percent of total outstanding stock, including beneficial ownership shares

On August 12, 2005, there were 15,646,255 shares of SBS common stock outstanding.
The address for each of these shareholders is in care of SBS at 7401 Snaproll NE, Albuquerque, NM 87109.

  A person is deemed to be the beneficial owner of securities that can be acquired by that person within 60 days of the date of the table upon exercise of options. The percentage ownership is determined by assuming that options held and exercisable by the individual within 60 days of the date of this table have been exercised.
  To SBS' knowledge, except where otherwise noted, each person has sole voting and investment power as to the shares.
  Is appointed an Executive Officer by the Board of Directors.
  Includes common stock owned by this person through the SBS Technologies, Inc. 401(k) Profit Sharing Plan ("401(k) Plan"): Christopher J. Amenson 5,083 shares; Bruce E. Castle 729 shares; James E. Dixon, Jr. 2,577 shares; and Clarence W. Peckham 443 shares.
  Includes, as to the person listed, options to purchase shares of common stock exercisable as of
  August 12, 2005 and for 60 days thereafter, under SBS' stock option plans: Christopher J. Amenson 270,000 options, Warren W. Andrews 78,185 options, Lawrence A. Bennigson 53,000 options, Bruce E. Castle 37,500 options, James E. Dixon, Jr. 202,000 options, Peter D. Fenner 55,731 options, David H. Greig 241,100 options, Harold E. Kennedy 11,500 options, Clarence W. Peckham 234,000 options, Richard Szafranski 48,142 options, and Alan F. White 70,731 options.
  Includes 1,000 shares owned indirectly by his spouse and 2,000 shares owned indirectly by his minor children.
  Excludes restricted stock awards granted to the Executive Officers that vest on June 30, 2008, provided certain conditions relating to continued employment as defined in the Fiscal Year 2006 Long-term Executive Incentive Plan are satisfied, as follows: Bruce E. Castle 2,758 shares; James E. Dixon, Jr. 7,840 shares; David H. Greig 7,840 shares; and Clarence W. Peckham 16,147 shares.

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  Excludes 949 restricted shares of SBS common stock granted to each Independent Director as compensation for the 2004/2005 term. The restricted shares will be issued upon completion of the current term on November 16, 2005.
  Includes 618 shares owned indirectly which are held in his spouse's SBS 401(k) account.
  Excludes restricted shares of SBS common stock each Independent Director elected to receive in lieu of certain cash compensation for their 2004/2005 term. Upon completion of their current term on November 16, 2005, restricted shares will be issued as follows: Mr. Fenner, 4,960 shares; Mr. Kennedy, 1,555 shares; and Mr. Szafranski, 4,723 shares.
  Excludes 1,037 restricted shares of SBS common stock granted to Mr. Kennedy as compensation for the 2004/2005 term. The restricted shares will be issued upon completion of the current term on November 16, 2005.

SBS knows of no arrangements concerning anyone's ownership of stock, which may, at a subsequent date, result in a change in control of SBS.

Board Of Directors

Would you please describe the structure of the Board of Directors?

SBS' Bylaws provide for a Board of Directors composed of a minimum of one but not more than nine Directors, all of whom are elected annually. The Board of Directors determines on an annual basis the number of Board positions, and, therefore, the number of nominees to be recommended to the Shareholders for election to the Board. For the annual term ending November 16, 2005, seven Directors were elected on November 18, 2004. In addition, Harold E. Kennedy was appointed as a Director on December 15, 2004. All of these Directors are expected to fulfill their terms. For the annual term commencing November 17, 2005, the Board has determined that the Board will consist of seven Directors. Vacancies in the Board occurring during a term are filled by persons appointed by a majority of the remaining Board members. A Director appointed to fill a vacancy or a new Directorship created by an increase in the size of the Board, serves for the remainder of the term.

The Board of Directors held 20 regular and special meetings during the fiscal year ended June 30, 2005. Each incumbent Director attended at least 75% of the aggregate of the total number of Board meetings and the total number of meetings of Committees on which he served. In the case of Board meetings, each incumbent Director attended at least 85% of meetings.

Directors annually review and approve the proposed meeting schedule and are expected to attend all meetings of the Board and each Committee on which they serve. Directors are provided with a copy of the proposed agenda sufficiently in advance of each scheduled meeting in order to have the opportunity to comment on or make changes to the agenda. Committee Chairpersons review and approve the agendas and materials for each Committee meeting.

At the Annual Meeting of Shareholders, seven Directors will be elected by the holders of common stock to hold office until the Annual Meeting of Shareholders in 2006, and until their successors are elected, or until their death, resignation, or removal.

At the Annual Meeting of the Board of Directors, the Board elects a Chairman of the Board, and if the Chairman of the Board is not an Independent Director, a Lead Director, who must be an Independent Director, to preside over meetings of the Independent Directors.

We indemnify our Directors to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to us. This is required under our Bylaws, and we have also signed agreements with each of those individuals contractually obligating us to provide this indemnification to them.

The following persons, all of whom currently serve as Directors, have consented to be nominated and, if elected, to serve as Directors of SBS.

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Nominees for the Board of Directors

Warren W. Andrews, 62, has been a Director since November 1996 and serves as the Chairman of the Corporate Governance and Nominating Committee. Mr. Andrews is a market and technology analyst, and is publisher and editorial director of two monthly magazines, RTC Magazine and COTS Journal. The former is the leading publication in the open-systems, embedded-computer industry, and the latter covers embedded computers in the military. From 1987 to 1994, Mr. Andrews served as a senior editor for Computer Design Magazine while, at the same time, publishing his own newsletter, Embedded Computer Trends. Before that he was managing editor of Electronic Design Magazine and semiconductor editor for Electronic Engineering Times. Previously, he owned and operated his own business, providing electronic design services and developing, manufacturing and selling microprocessor-based switching systems for a variety of audio and video applications. In addition, he holds one U.S. patent and has designed other products for the cable TV, security systems, education and communications markets. Mr. Andrews holds a Bachelor of Science Degree from Fairleigh Dickinson University.

Lawrence A. Bennigson, Ph.D., 68, has been a Director since November 1995 and was elected Chairman of the Board of Directors on September 9, 2005. Dr. Bennigson served as Lead Director prior to his appointment as Chairman of the Board. Dr. Bennigson has provided consulting services on corporate, business and manufacturing strategy and related organizational issues to major corporations and to governments in the U.S. and Europe since 1965. In 1998, he was appointed a Senior Fellow of the Harvard Business School's Executive Development Center and in 2003 he was appointed Senior Fellow and Director, Custom Programs, Executive Education, Harvard Business School. Dr. Bennigson serves on several advisory boards. As Senior Vice President and a Managing Partner of the former MAC Group, Inc., Dr. Bennigson helped lead the strategic development of the firm, resulting in its 1991 acquisition and merger to become Gemini Consulting. Dr. Bennigson taught executives and graduate students as a faculty member of the School of Engineering, Stanford University, the Harvard University Graduate School of Business, and as a visiting faculty member at the London Business School and the Graduate School of Business, Lund University, Sweden. Before his academic and consulting career, Dr. Bennigson served for six years as a U.S. Naval Officer. Dr. Bennigson holds a Bachelor's Degree in General Engineering from UCLA, as well as Master's and Doctorate Degrees in Industrial Engineering (with specialization in Human Factors Engineering and Industrial Organization) from Stanford University.

Peter D. Fenner, 69, has been a Director since November 2000 and serves as Chairman of the Audit Committee. On January 1, 2001, Mr. Fenner retired after 5 years as President and CEO of Com21, Inc. Before joining Com21, Mr. Fenner was, for over 30 years, with AT&T, where he held numerous sales, marketing, product planning, and senior management positions. From 1989 to 1992, Mr. Fenner was President and a corporate officer of AT&T Network Systems' Transmission Business, a $3 billion unit with 10,000 employees. In this position, he was instrumental in the quality efforts that resulted in winning the Malcolm Baldridge Award. Before that, Mr. Fenner was Vice President of Product Planning for AT&T's entire $12 billion Network Systems Division, with operations that included Transmission Systems, Switching, Cellular, Cable & Wire, and Operations Support (Software). Mr. Fenner is also on the Board of Directors of BitMICRO Networks, a company producing solid state storage devices, and ActiveStrategy, a pioneer in software designed to manage the process of "Strategy Execution." Mr. Fenner holds a Bachelor of Science Degree in Industrial Engineering from Lehigh University and a Master of Science in Management from MIT as a Sloan Fellow.

Harold E. Kennedy, 57, was appointed a Director in December ERR executives in the areas of business strategy, strategic management, internal entrepreneurship, and the management of intellectual property. Prior to his consulting activities, Mr. Kennedy held a variety of executive positions at Lockheed Martin and Martin Marietta, spanning 31 years of his 33-year career in Aerospace and Defense. Mr. Kennedy retired from Lockheed Martin as the Corporate Vice President for Technology Commercialization.  Mr. Kennedy also served as Lockheed Martin's Vice President of Strategic Planning - responsible for the annual strategic plans of the corporation's 40 operating companies and four business areas, covering $26B in annual revenue. Mr. Kennedy is a former member of the board of directors of Xytrans Corporation, where he chaired the Audit Committee, and of TeraConnect Corporation - two of the companies he helped found. Mr. Kennedy holds a Bachelors of Science degree in Electrical Engineering from Lafayette College, and a Masters of Science in Management from MIT as a Sloan Fellow.

Clarence W. Peckham, 56, has been a Director and Chief Executive Officer since April 2003. Before that, Mr. Peckham was appointed Executive Vice President of SBS in February 2002, and served as President of SBS' Commercial and Government Group. In February 2001, Mr. Peckham was appointed President of SBS' Government

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Group and for the period 1997 to 2001, Mr. Peckham was President of SBS' wholly owned subsidiary, SBS Technologies, Inc., Embedded Computers in Raleigh, North Carolina. Before joining SBS in 1997, Mr. Peckham was Vice President of Engineering and Chief Technologist at DY4 Systems in Canada, a leading supplier of military computer systems. Mr. Peckham has over 30 years' experience in the embedded computing field. Mr. Peckham holds a Bachelor of Science Degree in Electrical Engineering from Northeastern University.

Richard Szafranski, 56, has been a Director since January 2003 and serves as Chairman of the Management Development and Compensation Committee.  Mr. Szafranski is the managing partner of Toffler Associates.  Mr. Szafranski retired from active service in the United States Air Force as a colonel in July 1996. In his last assignment, he was the National Military Strategy Chair at the Air War College, Maxwell AFB, Alabama and the study director for Air Force 2025. While serving, Colonel Szafranski's duties included staff positions in the headquarters of Strategic Air Command, United States Space Command, North American Aerospace Defense Command, and Air Force Space Command. He commanded B-52 units at the squadron and wing level, including assignment as commander of the 7th Bomb Wing, Carswell AFB. He is a member of the International Institute of Strategic Studies and a recipient of the US Air Force Association National Medal of Merit. He serves on the Board of Reviewers for the Aerospace Power Journal, the professional Journal of the United States Air Force. Mr. Szafranski is a graduate of Air Command and Staff College. He holds a BA in English from Florida State University and an MA in Human Resources Management from Central Michigan University.

Alan F. White, 67, has been a Director since November 1997. Mr. White is Senior Associate Dean at the MIT Sloan School of Management and a member of the MIT Faculty (Ex Officio).  Mr. White began his career at MIT in 1973, as an Alfred P. Sloan Fellow, and later served as Director of that Program. From 1973 to 1988, Mr. White served as Director of Executive Education at MIT.  Mr. White serves on the boards of Ceridian Corporation (NYSE: CEN), StartupAvenue.com (France), Management Sciences for Health, and the advisory board of the Japan Management Institute.  Mr. White has served as a consultant in the area of management development and business development to many organizations, including British Petroleum PLC, Citicorp, Inc., Gemini Consulting, and the Young Presidents' Organization.  Mr. White holds a Bachelor's Degree in Political Science from the University of Miami (Ohio) and a Master of Science in Management from MIT as a Sloan Fellow.

There are no family relationships among any Directors or executive officers of SBS. Information about the stock ownership in SBS held by these individuals is shown under the heading "Ownership of SBS common stock" and is based on information provided by these individuals.

Corporate Governance

Overview

The Board of Directors has adopted a written Statement on Corporate Governance, a copy of which is available in the Corporate Governance section of our website at www.sbs.com/ir, to assist it in the performance of its duties and the exercise of its responsibilities. The Statement on Corporate Governance reflects the view of the Board with respect to corporate governance issues generally. The Board believes that good corporate governance is a source of competitive advantage for SBS. Good governance allows the skills, experience and judgment of the Board to support our executive management team, enabling management to improve our performance and maximize shareholder value.

In addition, SBS has an Internal Financial and Disclosure Controls Committee, whose primary duties are to establish, evaluate and maintain systems of internal controls regarding financial information of the Company and disclosures required by applicable laws to ensure (a) accuracy, completeness, reliability and timeliness of financial and other reports, (b) effectiveness and efficiency of operations, and (c) compliance with applicable laws and regulations. That Committee's charter is available in the Corporate Governance section of our website at www.sbs.com/ir.

The Company also has disseminated to all of its employees a Financial Complaint Procedures Policy, available for review in the Corporate Governance section of our website at www.sbs.com/ir, to enable the anonymous reporting of any possible financial wrongdoing within the Company.

The Company has adopted a policy requiring the use of trading plans that comply with the requirements of Securities and Exchange Commission Rule 10b5-1 for any future sales or donations of SBS securities (stock or

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options) by all Directors and Executive Officers outside of the Company's 401(k) individual account plan. These Rule 10b5-1 plans are written, binding contracts governing the terms of future sales or donations of SBS securities and must be approved in advance by the General Counsel. The policy is designed to prevent inadvertent violations of insider trading laws and to avoid the appearance of impropriety by Directors and Executive Officers.

Does SBS have an ethics program?

The Board has adopted a Code of Ethics applicable to all employees and Directors of SBS (the "Code of Ethics"). The Code of Ethics contains standards to which all SBS personnel must adhere in areas such as fair dealing, conflicts of interest, company information and confidentiality, compliance with laws, rules and regulations, corporate opportunities, and improper use of corporate funds or assets, and contain specific compliance and enforcement mechanisms. The Code of Ethics is available in the Corporate Governance section of our website at www.sbs.com/ir. We will disclose future amendments to, or waivers granted to the Company's principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, if any, from, the Code of Ethics in the Corporate Governance section of our website at www.sbs.com/ir, within two business days following the date of the amendments or waivers. Since adoption of the Code of Ethics in February 2003, no waivers have been granted to any of the Company's principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions.

Does the Board of Directors have Committees?

The Board of Directors has three standing Committees: Audit; Corporate Governance and Nominating; and Management Development and Compensation.

Audit Committee

Members: Peter D. Fenner (Chairman), Warren W. Andrews, Lawrence A. Bennigson, and Harold E. Kennedy.

The Audit Committee, which held nine meetings in fiscal year 2005, consists of four Directors who are independent, as defined in NASD Rule 4200(A)(15), and qualified to serve on the Audit Committee pursuant to the requirements of The NASDAQ Stock Market, Inc. ("NASDAQ"). Currently, the Board of Directors has determined that Messrs. Fenner and Kennedy are "audit committee financial experts" consistent with SEC rules.

The Audit Committee oversees the accounting and financial reporting processes and the integrated audit of the consolidated financial statements and an audit of internal control over financial reporting, including (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the qualifications and independence of the independent registered public accountants, (d) the performance of the independent registered public accountants, and (e) our systems of disclosure controls and procedures, and compliance with ethical standards we have adopted. The Audit Committee serves as the sole authority to which the independent registered public accountants are accountable, and has the sole authority and responsibility for the appointment (subject to approval by our shareholders), compensation, retention and oversight of the work of the independent registered public accountants, including any non- audit relationship with the independent registered public accountants. The independent registered public accountants report directly to the Audit Committee and the Audit Committee is responsible for the resolution of any disagreements between management and the independent registered public accountants regarding financial reporting.

Effective January 26, 2005, the Audit Committee adopted a revised written charter, which is attached to this Proxy Statement as Appendix A, and is also available in the Corporate Governance section of our website at www.sbs.com/ir.

The Company pays for training for Independent Directors related to committee and board service. Peter D. Fenner, Chairman of the Audit Committee, attended training sponsored by the National Association of Corporate Directors during the fiscal year ended June 30, 2005.

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Corporate Governance and Nominating Committee

Members: Warren W. Andrews (Chairman), Harold E. Kennedy, Richard Szafranski, and Alan F. White.

The Corporate Governance and Nominating Committee, which held five meetings in fiscal year 2005, consists of four Directors who are independent. The Corporate Governance and Nominating Committee has the responsibility to make recommendations to the Board with respect to nominees to be designated by the Board for election as Directors and officers, the effectiveness, structure, size and composition of the Board, including committee assignments, and to monitor corporate governance standards of the Company. The Board of Directors approves the proposed slate of nominees for recommendation to the shareholders. Nominated Directors stand for election by the shareholders at SBS' Annual Meeting of Shareholders.

The Board of Directors has determined that each member of the Corporate Governance and Nominating Committee is independent as defined in NASD Rule 4200(A)(15), and qualified to serve on the Corporate Governance and Nominating Committee pursuant to the requirements of NASDAQ. Effective April 20, 2004, the Board of Directors adopted a written charter for the Corporate Governance and Nominating Committee, which is attached to this Proxy Statement as Appendix B, and is also available in the Corporate Governance section of our website at www.sbs.com/ir.

Management Development and Compensation Committee

Members: Richard Szafranski (Chairman), Lawrence A. Bennigson, Peter D. Fenner and Alan F. White.

The Management Development and Compensation Committee, which held nine meetings in fiscal year 2005, consists of four Directors who are independent, and none of them was an employee or former employee of SBS. The Committee is responsible for making recommendations to the Board of Directors concerning policies and procedures which will attract, develop and retain key managers and executives critical to the long-term success of SBS, and to align executive compensation with shareholder interests. The Management Development and Compensation Committee provides guidance and overview of management development, executive salary, incentive and benefit programs. In addition, the Management Development and Compensation Committee is responsible for evaluating the performance of the Chief Executive Officer, recommending Chief Executive Officer compensation to the full Board, and meeting annually with the Chief Executive Officer to review management development programs and activities, and succession planning. While the administration of management development and compensation is the responsibility of SBS management, the review and recommendation of the Management Development and Compensation Committee is required for executive (individuals who lead businesses or functional responsibilities) compensation, philosophy and policy; incentive programs; executive benefit and perquisite programs; stock and stock option awards and their terms to be awarded to officers subject to Section 16(b) of the Securities Exchange Act of 1934; Board member compensation and any other compensation issues as may be directed to it. Effective February 7, 2003, the Board of Directors adopted a revised written charter for the Management Development and Compensation Committee, which is attached to this Proxy Statement as Appendix C, and is also available in the Corporate Governance section of our website at www.sbs.com/ir.

During the fiscal year ended June 30, 2005, no SBS Executive Officer served on the compensation committee (or equivalent) or the board of directors of another entity whose executive officer(s) served on SBS' Management Development and Compensation Committee.

The Company pays for training for Independent Directors related to committee and board service. Richard Szafranski, Chairman of the Management Development and Compensation Committee, attended compensation committee training sponsored by the Harvard Business School during the fiscal year ended June 30, 2005.

What independence requirements apply to the Board of Directors and its committees?

SBS' Statement on Corporate Governance requires that Directors who are independent of management constitute a substantial majority of the Board of Directors. In addition, NASDAQ listing standards require that a majority of the Board be independent of management. Those standards provide generally that no Director will be considered independent unless that Director has not received, directly or indirectly, any compensation or other

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benefit from SBS or an affiliate, other than in his capacity as a Director or a member of a Committee of the Board, for a period of at least three years. The Board has determined that all of the Director nominees, with the exception of Mr. Peckham, are independent. Six of the eight current Directors and six of the seven nominated Directors of SBS are independent of management and have no material connection to SBS other than their positions as Directors of the Company.

NASDAQ listing standards require that all members of the Audit Committee and the Corporate Governance and Nominating Committee be independent. The Statement on Corporate Governance adopted by our Board goes further by requiring that all members of each standing committee of the Board be comprised solely of Independent Directors. As a result, Mr. Peckham does not serve on any standing committee of the Board.

In addition to the foregoing, no Director of SBS currently serves on more than a total of two public company boards, inclusive of SBS.

Do the Independent Directors meet separately from management?

The Independent Directors meet in private sessions without any employee directors or members of management present at every regularly scheduled meeting of the Board and additionally as requested by any Independent Director. Those meetings are chaired by the duly elected Lead Director who is an Independent Director, or the Chairman of the Board if an Independent Director. As of September 9, 2005, Lawrence A. Bennigson was appointed the Chairman of the Board. The Lead Director or independent Chairman of the Board approves the agenda and minutes for all meetings of the Independent Directors. The Independent Directors held eight meetings in fiscal year 2005.

How can shareholders communicate with the Board?

In accordance with the policy, approved by all of the Independent Directors, shareholders and other interested parties may communicate directly with the full Board, the Chairman of the Board, non-management Directors as a group or individual Directors, including the Lead Director, if applicable, by delivering a written communication in care of the Corporate Secretary of SBS, 7401 Snaproll NE, Albuquerque, NM 87109. The written communication should be addressed to the specific Director or Directors whom the shareholder or interested party wishes to contact. Communications may be addressed to the Director(s) concerned, and forwarded to the Corporate Secretary at 7401 Snaproll NE, Albuquerque, NM ERR regularly submitted to the Board for review.

What is the Board's policy regarding Annual Meeting attendance?

As a matter of policy, Board members are required to attend the annual meeting of shareholders, unless absence is unavoidable due to matters outside the control of a Director. All members of the Board attended the last annual meeting of shareholders on November 18, 2004.

How are Directors nominated?

Among other duties, the Corporate Governance and Nominating Committee (the "CGNC") identifies and recommends to the Board individuals qualified to serve as Directors of the Company and on committees of the Board and advises the Board with respect to the composition of the Board and its committees. All Board members are elected annually by our shareholders, subject to the Board's right to fill vacancies in existing or new Director positions on an interim basis. Based on advice from the CGNC, each year the Board will recommend a slate of Directors to be presented for election at the annual meeting of shareholders.

In accordance with the policy adopted by the CGNC, the CGNC will give consideration to any director candidates recommended by shareholders or groups of shareholders holding five percent (5%) or more of the outstanding voting stock of the Company for a period of at least one year. The CGNC will also review nominations submitted by shareholders holding less than five percent (5%) or holding shares for less than one year, but is under no obligation to formally consider such nominations. In considering candidates submitted by shareholders, the

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CGNC will take into consideration the needs of the Board and the qualifications of the candidate. The CGNC's evaluation process does not vary based on whether or not a candidate is recommended by a shareholder.

To have a candidate considered by the CGNC, a shareholder must submit the recommendation in writing and must include the following information:

  The name of the shareholder or group of shareholders making the recommendation, and evidence of the person's or group's ownership of SBS stock, including the number of shares owned and the length of time of ownership;
  The name, age, business address and residence address of the candidate;
  The principal occupation or employment of the candidate;
  The number of shares of SBS stock owned by the candidate;
  The candidate's resume or a listing of his or her qualifications to be a Director of SBS;
  The candidate's consent to be named as a Director if selected by the CGNC, nominated by the Board and approved by the shareholders; and
  any other information relating to the person that would be required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, if the candidate had been nominated by or on behalf of the Board.

The shareholder recommendation and information described above must be sent by U.S. mail, postage prepaid, to the Board of Directors of SBS c/o Corporate Secretary, at 7401 Snaproll NE, Albuquerque, NM 87109 and must be received by the Corporate Secretary not less than 120 days before the anniversary date of the Company's most recent annual meeting of shareholders.

In identifying and evaluating nominees for Director, the CGNC seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of Directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to SBS. The CGNC looks at each nominee on a case-by-case basis regardless of who recommended the nominee. In looking at the qualifications of each candidate to determine if his or her election would further the goals described above, the CGNC takes into account all factors it considers appropriate, which include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint, and industry knowledge. In addition, the CGNC examines a candidate's specific experiences and skills in relation to the needs of the Board and SBS and the skills and experiences of current Board members. The Board believes that, to be recommended as a Director nominee, each candidate must:

  display the highest personal and professional ethics, integrity and values;
  have the ability to exercise sound business judgment;
  be accomplished in his or her respective field, and have broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest;
  be independent of any particular constituency, be able to represent all SBS shareholders and be committed to enhancing long-term shareholder value; and
  have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of SBS' business.

The Board also believes the following qualities or skills are necessary for one or more Directors to possess:

  At least one Director should have the requisite experience and expertise to be designated as an "audit committee financial expert" as defined by applicable rules of the SEC.
  One or more of the Directors generally should be active or former chief executive officers of public companies or leaders of major complex organizations, including commercial, scientific, government, educational and other similar institutions.

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  Directors should be selected so that the Board represents diverse backgrounds, experience and perspectives.

The CGNC identifies potential nominees by asking current Directors and executive officers to notify the CGNC if they become aware of persons meeting the criteria described above who may be available to serve on the Board. The CGNC also, from time to time, may engage firms that specialize in identifying Director candidates. As described above, the CGNC will also consider candidates recommended by shareholders.

Once a person has been identified by the CGNC as a potential candidate, the CGNC may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the CGNC determines that the candidate warrants further consideration, the Chairman or another member of the CGNC contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the CGNC requests information from the candidate, reviews the person's accomplishments and qualifications, including in light of any other candidates that the CGNC might be considering, and conducts one or more interviews with the candidate. In certain instances, CGNC members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments. Current members of the Board will also be asked to interview a candidate for the Board and to provide input on whether such candidate is suitable for the position.

All Directors being nominated for election to a new term beginning November 17, 2005, were elected as Directors by the shareholders at the Annual Meeting on November 18, 2004, except Mr. Kennedy, who was appointed as a director in December 2004. Mr. Kennedy was recommended as a Director by a non-management Director.

During the fiscal year ended June 30, 2005, SBS has not paid any fee to any third party or third parties to identify or evaluate or assist in identifying or evaluating potential nominees.

The CGNC did not receive, by a date not later than the 120th calendar day before the date of release of this Proxy Statement to security holders in connection with the previous year's annual meeting, a recommended nominee from a security holder that beneficially owned more than 5% of the company's voting common stock for at least one year as of the date the recommendation was made, or from a group of security holders that beneficially owned, in the aggregate, more than 5% of SBS common stock.

Do Directors have a mandatory retirement age?

Under our Statement on Corporate Governance, the Board has established a mandatory retirement age of 72.

How much are the Independent Directors paid?

During the Board term commencing in November 2004, Independent Directors were paid as follows:

  annual retainer of $25,000 for service on the Board;
  annual retainer to committee chairpersons as follows: Audit Committee $5,000; Corporate Governance and Nominating Committee $2,500; and Management Development and Compensation Committee $2,500;
  annual retainer of $2,500 for the Lead Director;
  annual grant of restricted shares of SBS common stock equal to $14,000, the number of shares being determined by dividing $14,000 by the closing market price of SBS' common stock on the day prior to their election or appointment to the Board under the terms of the 1998 Long-Term Equity Incentive Plan. The restricted shares vest upon the completion of the 2004/2005 term on November 16, 2005 and the trading restrictions will be removed equally over a three-year period from the date of grant; and
  meeting fees as follows: $1,500 per Board meeting day; $750 per Committee meeting; $500 for each meeting of the Board held telephonically; and $1,000 per travel day for Board or Committee meetings.

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If the Chairman of the Board is an Independent Director, he or she receives an annual retainer of $75,000 in addition to amounts otherwise due to that person as an Independent Director. Lawrence A. Bennigson, an Independent Director, was elected Chairman of the Board on September 9, 2005.

Independent Directors are able to elect, under SBS' 1998 or 2000 Long-Term Equity Incentive Plans, to receive a portion of these payments in restricted shares of SBS' common stock or options to purchase shares of SBS' common stock subject to, and in accordance with, Section 16(b) of the Securities Exchange Act of 1934, as more fully described in note (1) to the Independent Directors Compensation chart on page 16.

For the 2004/2005 term, on November 18, 2004, each Director elected to receive his compensation for service as an Independent Director in cash, restricted shares of SBS common stock, or options to purchase shares of SBS common stock, or a combination of these selections (other than Harold E. Kennedy, who made his election effective December 15, 2004), as follows:

  Warren W. Andrews, Lawrence A. Bennigson and Alan F. White each elected to receive their compensation in cash.
  Peter D. Fenner elected to receive, and was granted on November 18, 2004, 4,960 restricted shares of SBS common stock. The restricted shares were valued at $14.82 per share, the closing market price of SBS common stock on the date of the election in accordance with the terms of the 1998 Long-Term Equity Incentive Plan. The restricted shares vest, and the trading restriction on one-third of the shares is removed, upon the completion of the 2004/2005 term. The trading restriction on the remaining shares is removed equally on the second and third anniversary of the grant.
  Richard Szafranski elected to receive, and was granted on November 18, 2004, 4,723 restricted shares of SBS common stock. The restricted shares were valued at $14.82 per share, the closing market price of SBS common stock on the date of the election in accordance with the terms of the 1998 Long-Term Equity Incentive Plan. The restricted shares vest, and the trading restriction on one-third of the shares is removed, upon the completion of the 2004/2005 term. The trading restriction on the remaining shares is removed equally on the second and third anniversary of the grant.
  Harold E. Kennedy elected to receive a combination of cash and restricted shares of SBS common stock. He elected to receive, and was granted on December 15, 2004, 1,555 restricted shares of SBS common stock. The restricted shares were valued at $13.50 per share, the closing market price of SBS common stock on the date of the election in accordance with the terms of the 1998 Long-Term Equity Incentive Plan. The restricted shares vest, and the trading restriction on one-third of the shares is removed, upon the completion of the 2004/2005 term. The trading restriction on the remaining shares is removed equally on the second and third anniversary of the grant.

Additionally, SBS reimburses the Independent Directors for travel expenses incurred in connection with attending Board and Committee meetings. All travel expense reimbursements to the Independent Directors are consistent with reimbursements for travel applicable to all SBS employees, except for the following perquisites: business class airfare, and when not available, first class airfare; full size car rental; and reimbursement of travel costs for a spouse to attend one Board meeting per year. The aggregate amount reimbursed to the Independent Directors for perquisites was approximately $10,000.

Independent Directors also receive an option to acquire 11,500 shares of SBS' common stock (6,500 shares under the terms of the 1998 Long-Term Equity Incentive Plan and 5,000 shares under the terms of the 1993 Director and Officer Stock Option Plan) upon election or appointment to the Board, and for each year of service thereafter. The exercise price of all such options is the market price of SBS' common stock on the grant date as provided in the respective plan.

  For the 2004/2005 term, each Independent Director elected on November 18, 2004 was granted an option to acquire 11,500 shares of SBS' common stock. In addition, Harold E. Kennedy, appointed a Director on December 15, 2004, was granted an option to acquire 11,500 shares of SBS' common stock.

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  The option grants from the 1998 Long-Term Equity Incentive Plan vest in one year from the date of grant, expire ten years from the date of the grant, and have a purchase price per share of $14.75 (or $13.50 in the case of Harold E. Kennedy), the closing market price of SBS common stock on the date of grant, in accordance with the terms of the Plan.
  The option grants from the 1993 Director and Officer Option Plan vest in one year from the date of grant, expire five years from the date of grant, and have a purchase price per share of $14.82 (or $13.44 in the case of Harold E. Kennedy), the closing market price of SBS common stock on the day prior to the date of grant, in accordance with the terms of this Plan.

On April 21, 2005, in response to SFAS No. 123 (Revised 2004), Share Based Payment, the Board of Directors of SBS approved the acceleration of the vesting of all outstanding unvested stock options with an exercise price greater than $9.22 (the Acceleration). The Acceleration was effective on April 21, 2005, and resulted in the immediate vesting of a total of 1,299,258 outstanding stock options, including the 69,000 options granted to the Independent Directors for their service during the 2004/2005 term.

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The following table summarizes the total compensation of the Independent Directors for the 2004/2005 term ending on November 16, 2005, assuming there are no special meetings of the Board of Directors between the date of this Proxy Statement and November 16, 2005.

                              Independent Director Compensation
                           For Year of Service ending November 2005

                                          Committee  Board and  Restricted     Annual
                                          Chairs and Committee    Stock      Restricted
                               Annual        Lead     Meeting      Risk        Stock
Independent Director          Retainer     Director   Fees      Premium (1)    Grant      Total
---------------------------  ---------  ----------  ---------  -----------  ----------  ---------
Warren W. Andrews.......... $  25,000  $    2,500  $  36,500  $        --  $   14,000  $  78,000
Lawrence A. Bennigson......    25,000       2,500     36,000           --      14,000     77,500
Peter D. Fenner............    25,000       5,000     37,500       21,000      14,000    102,500
Harold E. Kennedy..........    25,000          --     34,500        6,000      14,000     79,500
Richard Szafranski.........    25,000       2,500     36,500       20,000      14,000     98,000
Alan F. White..............    25,000          --     36,500           --      14,000     75,500
                             ---------  ----------  ---------  -----------  ----------  ---------
                            $ 150,000  $   12,500  $ 217,500  $    47,000  $   84,000  $ 511,000
                             =========  ==========  =========  ===========  ==========  =========

(1)     If Director elects to receive restricted stock in lieu of cash compensation, he receives a risk premium of 140% of the amount payable in cash

                                                      Annual    Grant Date
                                                      Stock     Fair Value
                                                      Option     of Stock
Independent Director                                  Grant     Options (2)
---------------------------                         ---------  -----------
Warren W. Andrews.................................    11,500  $    57,607
Lawrence A. Bennigson.............................    11,500       57,607
Peter D. Fenner...................................    11,500       57,607
Harold E. Kennedy.................................    11,500       51,637
Richard Szafranski................................    11,500       57,607
Alan F. White.....................................    11,500       57,607
                                                    ---------  -----------
                                                      69,000  $   339,672
                                                    =========  ===========

(2)   The grant date fair value of the annual stock option grant was estimated using the Black-Scholes option pricing model.

How much are employee Directors paid?

Employees who are also Directors receive no additional compensation for serving as Directors.

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Compensation Of Executive Officers

Executive Officers who are not standing for re-election as Directors

Christopher J. Amenson, 54, has been a Director since August 1992, however, Mr. Amenson is not standing for re-election as a Director. Mr. Amenson has been Executive Chairman since April 17, 2003. Mr. Amenson served as Chairman of the Board from April 2002 to September 2005 and from May 1997 to November 2001. Mr. Amenson served as President of SBS from April 1992 through March 2001 and Chief Executive Officer of SBS from October 1996 through March 2001 and from April 2002 to April 2003. From April 1992 to October 1996, Mr. Amenson was Chief Operating Officer of SBS. For five years before joining SBS, Mr. Amenson was President of Industrial Analytics, Inc., a Boston-based firm engaged in consulting in support of operations, mergers and acquisitions. Mr. Amenson also serves on the Boards of Directors of Rainbow House International, the Technical-Vocational Institute Foundation, PointCross, Inc., and is Chairman of the Board of Best Choice Educational Services, Inc.  Mr. Amenson holds a Bachelor's Degree in Government from the University of Notre Dame and a Master of Science in Management from the Massachusetts Institute of Technology ("MIT") as a Sloan Fellow.

Executive Officers who are not Directors

Bruce E. Castle, 47, has been Vice President, General Counsel and Secretary of SBS since November 2002. Mr. Castle was hired by SBS as General Counsel in July 2002. Before joining SBS, Mr. Castle practiced law in Albuquerque, New Mexico for 19 years, including as a director and shareholder of Kemp Smith Duncan & Hammond, P.C., managing shareholder of Eastham Johnson Monnheimer & Jontz, P.C., and most recently a principal of Vogel Campbell Blueher & Castle, P.C. Mr. Castle holds a Bachelor of Arts Degree from Northeast Missouri State University (now Truman State University) and a Juris Doctor Degree from the University of Missouri.

James E. Dixon, Jr., 60, has been Executive Vice President since November 2001, and Treasurer and Chief Financial Officer since September 1995. From September 1995 to November 2001, Mr. Dixon held the position of Vice President, Finance and Administration.  In addition, Mr. Dixon served as Secretary from November 2000 until November 2002.  Mr. Dixon served as a Director from November 1998 through November 2000. For eight years before joining SBS, Mr. Dixon held the position of Director of Finance, Howden Group America, Inc., a wholly owned subsidiary of Howden Group PLC. Howden Group America's subsidiaries, whose combined annual revenue then exceeded $200 million, specialize in the design and manufacture of air and gas handling equipment, defense-related products and food processing equipment. Before that, Mr. Dixon held various controller positions at Westinghouse Electric Corporation from 1971 to 1985. Mr. Dixon holds a Bachelor's Degree in Business Education from Indiana University of Pennsylvania.

David H. Greig, 50, has been President and Chief Operating Officer since April 2002. From February 2001 to April 2002, Mr. Greig held the positions of Vice President of SBS and President of SBS' Commercial Group. Mr. Greig joined SBS in October 1997 as President of SBS' wholly owned subsidiary, SBS Technologies, Inc., Connectivity Products in St. Paul, Minnesota. Before joining SBS, Mr. Greig was employed by Perle Systems, a designer and manufacturer of computer networking equipment. During his fourteen-year tenure with Perle, Mr. Greig served in several capacities, including President of the Perle Customer Engineering Division, and later served simultaneously as President of Perle's U.S. operations, and Executive Vice President and Director of the Canadian parent company. Previously, Mr. Greig was Founder and President of Greig-Power Co. Ltd., a Toronto, Canada-based developer of custom electronic systems used to automate and control manufacturing operations. Mr. Greig performed duties as a research assistant at York University's Center for Research in Experimental Space Science before founding his own business. Mr. Greig holds the equivalent of a Bachelor's Degree in Electrical Engineering from Ryerson Polytechnical Institute in Toronto, Ontario, Canada.

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How much do the Executive Officers get paid?

The following table provides an overview of compensation that SBS paid to the Executive Officers for the fiscal years ended June 30, 2005, 2004 and 2003.

Summary Compensation Table

                                                            Annual           Long-Term
                                                         Compensation      Compensation
                                                        -------------- -------------------
                                                                            Securities
                                                            Salary      Underlying Options    All Other
Name and Principal Position                       Year       ($)          (# shares)       Compensation ($)
------------------------------------------------ ------ -------------- ------------------- ----------------
Clarence W. Peckham                               2005      325,000            50,000           8,238 (4)
Chief Executive Officer (1)                       2004      300,000                --          37,538 (5)
                                                  2003      272,870           100,000          43,508 (6)

Christopher J. Amenson                            2005      150,000                --          14,291 (7)
Executive Chairman and former                     2004      150,000                --           6,000 (4)
Chairman of the Board (2)                         2003      192,335                --           9,291 (8)

David H. Greig                                    2005      286,000            30,000           7,920 (4)
President & Chief Operating Officer               2004      282,615                --             332 (9)
                                                  2003      275,000            30,000          48,835 (10)

James E. Dixon, Jr.                               2005      286,000            30,000          10,691 (11)
Executive Vice President, Chief Financial         2004      282,615            20,000          14,582 (12)
Officer & Treasurer                               2003      275,000                --           8,253 (4)

Bruce E. Castle                                   2005      238,500            15,000           7,793 (4)
Vice President, General Counsel & Secretary (3)   2004      234,346             7,500           9,310 (13)
                                                  2003      197,308            20,000           4,500 (4)

Note: The aggregate value of all perquisites received by each of the Executive Officers did not exceed $1,000 per year, during fiscal 2005, 2004 and 2003.

  Effective April 17, 2003, Clarence W. Peckham was appointed to the position of Chief Executive Officer.
  Effective September 9, 2005, Mr. Amenson resigned from his position of Chairman of the Board. Effective April 17, 2003, Christopher J. Amenson was appointed to the position of Executive Chairman.
  Bruce E. Castle was appointed Vice President, General Counsel and Secretary of SBS in November 2002 and he joined SBS in late July 2002. Accordingly, fiscal 2003 compensation information included in the table represents only compensation from late July 2002 through June 30, 2003.
  Represents payments made by SBS pursuant to a contribution-matching program under its 401(k) plan. Amounts paid under SBS' other employee benefits plans are not included because the benefits provided to officers under these plans are identical to those provided to all other employees.
  Includes payment of $28,846 for accrued leave compensation and $8,692 in payments made by SBS pursuant to a contribution-matching program under its 401(k) plan.
  Includes $34,622 in relocation payments and $8,886 in payments made by SBS pursuant to a contribution-matching program under its 401(k) plan.
  Includes payment of $7,972 for accrued leave compensation and $6,319 in payments made by SBS pursuant to a contribution-matching program under its 401(k) plan.
  Includes $7,692 in payments made by SBS pursuant to a contribution-matching program under its 401(k) plan and $1,599 in fringe benefits.
  Represents $332 in fringe benefits.
  Represents relocation benefits paid to employee.
  Includes payment of $3,037 for accrued leave compensation and $7,654 made by SBS pursuant to a contribution-matching program under its 401(k) plan.
  Includes $5,699 for accrued leave compensation, $8,448 in payments made by SBS pursuant to a contribution-matching program under its 401(k) plan, and $435 in fringe benefits.
  Includes $8,310 in payments made by SBS pursuant to a contribution-matching program under its 401(k) plan, and $1,000 in fringe benefits.

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On July 25, 2005, the Board of Directors approved the Fiscal Year 2006 Executive Incentive Plan and the Fiscal Year 2006 Long-term Executive Incentive Plan which will affect the compensation of the Executive Officers during the fiscal year ending June 30, 2006 and subsequent fiscal years. Please refer to the Current Report on Form 8-K filed by SBS on July 29, 2005, which includes a brief description of the terms of the plans and copies of the plans are included as exhibits to the Form 8-K.

The following table provides information about shares acquired upon the exercise of stock options, and unexercised stock options held by, the Executive Officers in the Summary Compensation Table at June 30, 2005:

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year End Option Values

                                                Number of Shares Underlying             Value of Unexercised
                                                  Unexercised Options at              In-The-Money Options at
                      Shares                          June 30, 2005                       at June 30, 2005
                     Acquired       Value    ------------------ ----------------   ------------------------------
Name               on Exercise     Realized     Exercisable       Unexercisable     Exercisable    Unexercisable
----------------- -------------   ---------- ------------------ ------------       -------------  ---------------
C. Amenson                  --  $        --        270,000               --      $           -- $             --
C. Peckham                  --           --        234,000  (1)      60,000             140,800           81,600
D. Greig                    --           --        241,100  (1)      18,000              20,800           24,480
J. Dixon Jr.                --           --        202,000  (1)          --                  --               --
B. Castle                   --           --         32,500  (1)      10,000  (2)         12,800           12,800
  On April 21, 2005, in response to SFAS No. 123 (Revised 2004), Share Based Payment, the Board of Directors of SBS approved the acceleration of the vesting of all outstanding unvested stock options with an exercise price greater than $9.22 (the Acceleration). The Acceleration was effective on April 21, 2005, and resulted in the immediate vesting of a total of 1,299,258 outstanding stock options, including 248,750 options held by the Executive Officers.
  5,000 of these options became exercisable July 31, 2005.

The following table provides information about individual grants of stock options made to the Executive Officers in the Summary Compensation Table during the year ended June 30, 2005:

Option Grants in Fiscal Year 2005

                    Number of        Percent of Total
                   Securities       Options Granted to    Exercise
                   Underlying          Employees in      Price Per   Expiration       Grant Date
Name             Options Granted       Fiscal Year         Share        Date         Present Value
-------------- ------------------  -------------------  ----------- -------------   ---------------
C. Peckham            50,000 (1)          6.00%           $ 13.00    12/13/2014   $    263,659 (2)
J. Dixon Jr.          30,000 (1)          3.60%             13.00    12/13/2014        158,196 (2)
D. Greig              30,000 (1)          3.60%             13.00    12/13/2014        158,196 (2)
B. Castle             15,000 (1)          1.80%             13.00    12/13/2014         79,098 (2)
  Options were granted on December 13, 2004 under the 1993 Director and Officer Stock Option Plan; and were immediately vested on April 21, 2005 in connection with the Acceleration approved by the Board of Directors. On April 21, 2005, in response to SFAS No. 123 (Revised 2004), Share Based Payment, the Board of Directors of SBS approved the acceleration of the vesting of all outstanding unvested stock options with an exercise price greater than $9.22. The Acceleration was effective on April 21, 2005, and resulted in the immediate vesting of a total of 1,299,258 outstanding stock options, including 248,750 options held by the Executive Officers.
  We selected the Black-Scholes option pricing model to estimate the Grant Date Present Value of the options with the following weighted average assumptions; expected life of 3.08 years, risk free rate of return of 3.06%, expected volatility of 56.69% and a dividend yield of 0%. The actual value that the Executive Officer will receive from the stock option grants will depend on the future performance of the stock and the price of the stock at the time of exercise.

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Compensation plans of SBS under which securities may be issued

The following sets forth certain information as of June 30, 2005 with respect to compensation plans of SBS under which securities may be issued:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, rights, restricted stock, and other stock-based awards	Weighted-average exercise price of outstanding options, rights, restricted stock, and other stock-based awards	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	3,397,414	$14.39	2,403,752 *
Equity compensation plans not approved by security holders	-	-	-
Total	3,397,414	$14.39	2,403,752 *

* Certain equity compensation plans of the Company contain a formula that automatically increases the number of securities available for issuance by a percentage of the number of outstanding securities of the Company as follows:
    the 1993 Director and Officer Stock Option Plan provides securities available for grant equal to 5% of the number of shares of the Company's common stock outstanding the first day of each fiscal year plus shares underlying expired or terminated options (1,473,209 shares available at June 30, 2005).
    the 2000 Long-Term Equity Incentive Plan provides securities available for grant equal to ten percent of the adjusted average of the outstanding stock, as that number is determined by SBS to calculate net income per common share - assuming dilution for the preceding fiscal year, reduced by any shares of stock under the plan subject to unexercised options and any shares of stock under the plan subject to restrictions (542,820 shares available at June 30, 2005).

In addition, the 1998 Long-Term Equity Incentive Plan provides for the award of restricted stock, stock appreciation rights, and stock unit awards, in addition to options, up to the number of shares remaining in the Plan (260,723 available as of June 30, 2005). The 2000 Long-Term Equity Plan also provides for restricted stock awards and restricted stock unit awards, not to exceed a total of 50,000 shares in any one year.

Does SBS have employment agreements for the Executive Officers?

All of our Executive Officers have employment agreements with SBS.

Each Agreement:

  assigns to SBS certain intellectual property developed by the employee on SBS time, is terminable by either party, with or without cause, upon thirty days' notice, contains non-competition clauses which apply during the employment period and for two years thereafter, and contains restrictions against disclosure of proprietary information.

Christopher J. Amenson serves as Executive Chairman under an employment agreement executed on April 11, 2005. Under the agreement, which has a term expiring in November 2005, unless terminated as described below or extended for an additional one-year period upon the mutual agreement of Mr. Amenson and SBS, Mr. Amenson receives a current base annual salary of $150,000. The agreement provides that, upon either voluntary or involuntary resignation, other than discharge for cause, SBS will employ Mr. Amenson as an executive officer of the Company with reduced duties as agreed upon by Employee, senior management and the Board of Directors of the Company at an annual rate of pay of $40,000 for one year following termination. Also, the agreement provides for six months' severance payable upon Mr. Amenson's termination by SBS without cause.

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Bruce E. Castle serves as Vice President, General Counsel and Secretary pursuant to an employment agreement effective July 29, 2003. Under the agreement, which has a three-year term unless terminated as described below, Mr. Castle receives a current base annual salary of $238,500. Also, the agreement provides for six months' severance payable upon Mr. Castle's termination by SBS without cause and one-year severance payable upon Mr. Castle's termination without cause within one year after a change in control of SBS.

James E. Dixon, Jr. serves as Executive Vice President, Treasurer and Chief Financial Officer pursuant to an employment agreement effective July 29, 2003. Under the agreement, which has a three-year term unless terminated as described below, Mr. Dixon receives a current base annual salary of $286,000. Also, the agreement provides for six months' severance payable upon Mr. Dixon's termination by SBS without cause and one-year severance payable upon Mr. Dixon's termination without cause within one year after a change in control of SBS.

David H. Greig serves as President and Chief Operating Officer pursuant to an employment agreement effective July 29, 2003. Under the agreement, which has a three-year term unless terminated as described below, Mr. Greig receives a current base annual salary of $286,000. Also, the agreement provides for six months' severance payable upon Mr. Greig's termination by SBS without cause and one-year severance payable upon Mr. Greig's termination without cause within one year after a change in control of SBS.

Clarence W. Peckham serves as Chief Executive Officer pursuant to an employment agreement effective April 17, 2003, as amended on January 28, 2005. Under the agreement, which has a five-year term unless terminated as described below, Mr. Peckham receives a current base annual salary of $325,000. The agreement also provides for issuance to Mr. Peckham of a stock option grant of 100,000 shares of SBS common stock, with annual vesting of 20,000 shares beginning on April 30, 2004 through April 30, 2008, based on continuous employment through these dates. Also, the agreement provides for six months' severance payable upon Mr. Peckham's termination by SBS without cause and one-year severance payable upon Mr. Peckham's termination without cause within one year after a change in control of SBS.

We indemnify our Executive Officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to us. This is required under our Bylaws, and we have also signed agreements with each of those individuals contractually obligating us to provide this indemnification to them.

Reportable Transactions

During the last fiscal year, has any Director, Officer, nominee for Director, or shareholder identified in the ownership of SBS common stock section, or any of their immediate family members, been involved in any transaction in which SBS or any of its subsidiaries was involved, or may be involved in the future, which exceeded $60,000?

SBS knows of no reportable transactions.

Section 16(a) Beneficial Ownership Reporting Compliance

Did the Directors and Executive Officers file all of their required Section 16(a) beneficial ownership reports with the SEC on time?

Under the Securities Exchange Act of 1934, Directors and Executive Officers of public companies are required to report to the Securities and Exchange Commission all personal transactions involving SBS' common stock. Based solely upon a review of Forms 3 and 4 filed by Directors and Executive Officers of SBS during the fiscal year ended June 30, 2005, all reports required by Section 16(a) of the Securities Exchange Act of 1934 were timely filed, except for two filings: one Form 3 and one Form 4. These forms were filed in connection with Mr. Kennedy's appointment to the Board of Directors on December 15, 2005. The required forms were filed on behalf of Mr. Kennedy on December 20, 2005, one day after the two business day filing deadline, due to not receiving the mandatory electronic access codes assigned by the Securities and Exchange Commission until December 20, 2005.

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Independent Public Accountants

Approval of Services

The Audit Committee of the Board of Directors pre-approves all engagements for audit and non-audit services provided by the Company's independent registered public accounting firm, KPMG LLP. The policies and procedures for approval of all services as outlined in the Audit Committee charter follow:

  The Audit Committee shall serve as the sole authority to which the independent registered public accountants are accountable, and have the sole authority and responsibility for the appointment (subject to approval by the Company's shareholders), compensation, retention and oversight of the work of the independent registered public accountants, including any non-audit relationship with the independent registered public accountants; and
  The Audit Committee shall select and retain, and terminate when appropriate, the independent registered public accountants, set the independent registered public accountants' compensation, and pre-approve all audit services to be provided by the independent registered public accountants; and
  The Audit Committee shall pre-approve all permitted non-audit services to be performed by the independent registered public accountants and establish policies and procedures for the engagement of the independent registered public accountants to provide permitted non-audit services.

In addition, the Audit Committee has determined that the Audit Committee on behalf of SBS shall not engage the independent registered public accountants to perform any services for SBS other than audit, tax compliance, tax planning and tax advice.

The aggregate fees billed during the fiscal years ended June 30, 2005 and 2004 for professional services rendered by SBS' independent registered public accounting firm, KPMG LLP, all of which were pre-approved by the Audit Committee, were as follows:

                                        For fiscal years ended June 30,
                                    ----------------------------------------
Type of Service                         2005%           2004%
---------------------------------   ----------- ------    ----------- ------
Audit fees                        $    496,200     67%  $    335,500     37%
Audit-related fees                          --     --         11,900      1%
Tax fees
    Tax compliance                     177,000     24%       424,600     47%
    Tax advice and planning             65,300      9%       125,700     14%
                                    ----------- ------    ----------- ------
        Total tax fees                 242,300     33%       550,300     61%
All other fees                              --     --          1,800      1%
                                    ----------- ------    ----------- ------
Total fees                             738,500    100%       899,500    100%
                                    =========== ======    =========== ======

Audit Fees

Audit fees are comprised of fees billed in connection with: the audit of the Company's consolidated financial statements included in Form 10-K (fees for the fiscal year ended June 30, 2005 include fees related to the audit of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act); the review of the Company's unaudited interim condensed consolidated financial statements included in Form 10-Q; and statutory audits of certain foreign subsidiaries. Audit fees also include fees associated with the review by KPMG of registration statements filed with the Securities and Exchange Commission and the related issuance of independent registered public accountant consent letters.

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Audit Related Fees

Audit related fees include assurance and related fees billed in connection with the audit of employee benefit plan financial statements.

Tax Fees

Tax fees are comprised of fees billed in connection with tax compliance services and fees billed in connection with tax advice and tax planning services. Tax compliance services include preparation of income tax returns and filings with tax authorities based in the United States, Germany and Canada, assistance with claims for refunds, and tax payment assistance. Tax advice and tax planning services include assistance with the examination of tax returns previously filed, the implementation of domestic and international tax planning strategies, and consultation on other tax matters.

All Other Fees

All other fees include fees billed for assistance with the interpretation of new accounting standards and other related services.

Report Of The Audit Committee

The Audit Committee of the Board of Directors is comprised of four Directors who are each independent and financially literate, and all of whom are financially sophisticated, within the current meaning of the National Association of Securities Dealers' ("NASD") rules regarding audit committees. Our Board of Directors has determined that Peter D. Fenner and Harold E. Kennedy are "audit committee financial experts," as defined by SEC rules.

Management has the primary responsibility for establishing and maintaining an adequate system of internal control, for preparing the financial statements and for the public reporting process. KPMG LLP, our company's independent registered public accountants for 2005, is responsible for expressing an opinion on whether our consolidated financial statements present fairly, in all material respects, our financial position, results of operations, and cash flows in conformity with U.S. generally accepted accounting principles and on management's assessment of the effectiveness of SBS' internal control over financial reporting. In addition, KPMG LLP will express its own opinion on the effectiveness of SBS' internal control over financial reporting. KPMG LLP's responsibility is to oversee and review the financial reporting process and to review and discuss management's report on SBS' internal control over financial reporting.

In this context, the committee reviewed and discussed with management and KPMG LLP the audited financial statements for the year ended June 30, 2005, management's assessment of the effectiveness of SBS' internal control over financial reporting as of June 30, 2005, KPMG LLP's attestation report on management's assessment of the effectiveness of internal control over financial reporting, and KPMG LLP's evaluation of the effectiveness of SBS' internal control over financial reporting.

The committee has discussed with KPMG LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and No. 90 (Audit Committee Communications), issued by the Auditing Standards Board of the American Institute of Certified Public Accountants. KPMG LLP has provided to the committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with KPMG LLP the firm's independence from SBS. In addition, the committee has considered whether the provision of the non-audit services that it has approved is compatible with maintaining KPMG LLP's independence and has concluded that it is.

Based on these reviews and discussions, the committee has recommended to SBS' Board of Directors, and the Board of Directors has approved, that SBS' audited consolidated financial statements be included in SBS' Annual Report on Form 10-K for the year ended June 30, 2005, and selected KPMG LLP as our independent

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registered public accountants to audit the consolidated financial statements for the fiscal year ending June 30, 2006, subject to shareholder ratification.

Audit Committee

Peter D. Fenner, Chairman
Warren W. Andrews
Lawrence A. Bennigson
Harold E. Kennedy

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other SBS filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

Report Of The Management Development And Compensation Committee On Executive Compensation

The Management Development and Compensation Committee (MDCC) of the Board of Directors is comprised entirely of outside Directors. Members are not eligible to participate in the officer and employee compensation programs they oversee. The responsibility of the MDCC is to:

  Review the CEO's policies and procedures designed to attract, develop and retain key managers and executives critical to the success of SBS.
  Align executive compensation with shareholder interests, and to make related recommendations to the Board of Directors.
  Provide guidance and overview of all management development, succession planning, executive salary, and incentive and benefit programs.
  Evaluate the performance of the Chief Executive Officer and to recommend Chief Executive Officer compensation to the full Board, and
  Meet annually with the Chief Executive Officer and to review management development programs and activities, and succession planning.

Through close coordination with the Company's Human Resources Group, and from time-to-time, an external compensation consultant, the Committee oversees the development and implementation of the Company's succession planning, various compensation, incentive and benefits plans and arrangements, which are designed to achieve objectives, which if consistently achieved, will enhance shareholder value. While the administration of management development and compensation is the responsibility of SBS management, the review and approval of the MDCC is required for:

  Overall executive (individuals who lead businesses or functions) compensation, philosophy and policy
  Incentive programs
  Executive benefit and perquisite programs
  Stock and stock option awards and their terms to be awarded to officers subject to Section 16(b) of the Securities Exchange Act of 1934, and
  Board member compensation and any other compensation issues as may be directed to it.

Executive Compensation Program

For the fiscal year ended June 30, 2005

For the fiscal year ended June 30, 2005, pursuant to earlier action, the Management Development and Compensation Committee recommended and the Board adopted the policy that future primary incentive compensation for the Chief Executive Officer would be based on stock options, more closely aligning the Chief Executive Officer's compensation with the interests of SBS' shareholders. In addition, the Board adopted the policy that the Chief Executive Officer would be eligible for cash incentives at the sole discretion of and approval by the Board of Directors, based upon the recommendation of the Committee. Factors in determining whether any cash

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incentive would be paid to the Chief Executive Officer included:

  SBS' financial operating performance as compared with its approved fiscal operating plan, progress in the development of management and other human resources within SBS, and progress in corporate development.

Base salaries for all other executive officers were set at competitive levels by the Chief Executive Officer in consultation with the Management Development and Compensation Committee, giving due regard to individual performance and time in position. Cash incentive compensation for all other executive officers is discretionary, proposed by the Chief Executive Officer, and approved by the Committee, based on factors similar to those used for establishing cash incentive compensation for the Chief Executive Officer. Factors included in determining discretionary cash incentive compensation for management with line responsibility for division operations are generally tied to performance targets for the businesses under their authority and contribution to overall earnings per share. These performance targets are set as part of the annual budgeting process for SBS and its subsidiaries.

No cash incentive compensation was paid to the Chief Executive Officer or proposed by the Chief Executive Officer for any other executive officer during the fiscal year ended June 30, 2005.

For the fiscal year ending June 30, 2006

The Company's executive compensation program consists of four components: salary, the opportunity to earn an annual cash bonus, the possibility of receiving stock options or restricted shares over time, and a long term incentive program paid in cash and restricted shares.

Based on a pay-for-performance philosophy, it is the Company's objective to pay its executives competitive base salaries and to provide variable compensation (stock options, restricted stock awards, and cash bonus potential) that can take total direct compensation to the upper tier of compensation paid by comparable companies, if the Company, the executive individually, and (as applicable) the executive's assigned division, meet or exceed challenging performance goals.

An annual cash bonus program and the basis for the calculation of bonus payments is based on objective criteria established by the Committee and recommended to the Board of Directors in advance.

The Long-Term Executive Incentive Plan for the fiscal year ending June 30, 2006, is designed to reward the creation of sustainable shareholder value and more closely align the interests of the Company's senior management group with that of its shareholders. It rewards performance in achieving certain companywide internal business goals that are primarily financial and operational in nature. The long-term incentive compensation will reward accomplishment of the Company's internal three-year strategic goals with a mix of cash and restricted options. In addition to executive officers of the Company, 10 other executives are participants in this plan.

The Executive Incentive Plan for the fiscal year ending June 30, 2006, is designed to reward performance in achieving companywide financial goals, individual performance goals, and for some individuals, achievement of certain divisional goals for the fiscal year. Awards earned under this plan will be paid in cash. The same individuals who are participants in the Long-Term Executive Incentive Plan are participants in the Executive Incentive Plan.

Executive Officers are also eligible to participate in the Company's health and other employee benefit plans that are available on the same basis to all regular employees of the Company who satisfy minimum eligibility requirements.

Chief Executive Officer Compensation (Mr. Peckham)

Clarence W. Peckham was appointed to the position of Chief Executive Officer effective April 17, 2003, succeeding Christopher J. Amenson, who assumed the position of Executive Chairman effective that same date. Effective July 1, 2004, Mr. Peckham's annual base salary was increased to $325,000. Owing to his short tenure in the position of Chief Executive Officer, the MDCC recommended a grant of stock options for 50,000 shares of SBS common stock, vesting equally over three years based on continuous employment through those dates, which was accepted by the Board of Directors.

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Due to the institution of the Executive Incentive Plan in July 2006, he will be eligible to receive additional cash incentive compensation dependent on the achievement of certain financial goals. In addition, dependent on longer term financial measures, in line with the Company's internal three- year strategic goals, Mr. Peckham has the possibility of additional cash compensation and a restricted stock grant of 16,147 shares of SBS common stock. No cash incentive compensation was paid to him during the fiscal year ended June 30, 2005.

Mr. Peckham's level of compensation is consistent with that of similar positions at companies of similar size and revenue in the electronics and other relevant industries, and approaches market competitiveness with a view of helping ensure high quality leadership at SBS.

Executive Chairman Compensation (Mr. Amenson)

Christopher J. Amenson was appointed Chief Executive Officer in April 2002, and held that position until April 2003, when he assumed the position of Executive Chairman. Under Mr. Amenson's current employment agreement executed on April 11, 2005, Mr. Amenson receives a current base annual salary of $150,000. Mr. Amenson's level of compensation is consistent with his duties assigned by the Board of Directors and Mr. Amenson's level of experience and expertise. No incentive compensation, in the form of stock options or cash, was provided to him in fiscal 2005.

The MDCC will continue to recommend rewards for meeting financial performance goals and management development leadership in the compensation programs it reviews and recommends to the Board of Directors.

Management Development and Compensation Committee

Richard Szafranski, Chairman
Lawrence A. Bennigson
Peter D. Fenner
Alan F. White

Report Of The Corporate Governance And Nominating Committee

The Corporate Governance and Nominating Committee (the Committee) is a standing committee of the Board of Directors of SBS and is created by the Bylaws of SBS. The Committee is comprised entirely of Independent Directors.

The Committee reviewed and approved the Corporate Governance section of this Proxy Statement. All Director nominations contained in this Proxy Statement have been performed in accordance with the director nomination process described in this Proxy Statement.

Corporate Governance and Nominating Committee

Warren W. Andrews, Chairman
Harold E. Kennedy
Richard Szafranski
Alan F. White

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Five Year Performance Comparison

How Did SBS Common Stock Perform During the Fiscal Year?

The graph below provides a comparison of SBS' cumulative total shareholder return with performances of the NASDAQ Stock Market (U.S.) Index and the NASDAQ Computer Manufacturer Index as a Peer Group. The following graph assumes the investment of $100 on June 30, 2000 in SBS common stock. The NASDAQ Computer Manufacturer Index's and the NASDAQ Stock Market (U.S.) Index's returns assume reinvestment of stock and cash dividends.

120
100
80
60
40
20
-
2000
2001
2002
2003
2004
2005
SBS Technologies, Inc.
NASDAQ Stock Market (U.S.)
NASDAQ Computer Manufacturer

Fiscal year ended:	June 30, 2000	June 30, 2001	June 30, 2002	June 30, 2003	June 30, 2004	June 30, 2005
SBS Technologies, Inc.	100	102.44	66.32	53.01	87.01	50.25
NASDAQ Stock Market (U.S.)	100	54.29	36.99	41.07	51.76	52.32
NASDAQ Computer Manufacturer	100	40.53	26.48	30.41	35.38	40.27

  $100 invested on June 30, 2000 in stock or index - including reinvestment of dividends.

Annual Report

The Annual Report to Shareholders concerning the operations of SBS for fiscal year ended June 30, 2005, including the financial statements for that year, has been enclosed with this Proxy Statement.

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Proposals To Be Voted Upon

PROXY ITEM NO. 1 - ELECTION OF DIRECTORS

SBS' Bylaws provide for a Board of Directors composed of a minimum of one but not more than nine Directors, all of whom are elected annually. The Board of Directors determines on an annual basis the number of nominees to be recommended to the Shareholders for election to the Board which, for this year, is seven. The following persons have consented to be nominated and, if elected, to serve as Directors of SBS.

1. Warren W. Andrews
2. Lawrence A. Bennigson
3. Peter D. Fenner
4. Harold E. Kennedy
5. Clarence W. Peckham
6. Richard Szafranski
7. Alan F. White

The Board of Directors recommends that you vote "FOR" the election of each named nominee.

PROXY ITEM NO. 2 - RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Directors have selected KPMG LLP as SBS' independent registered public accountants for the fiscal year ending June 30, 2006. KPMG LLP has no direct interest in SBS and has had no such interest during the past fiscal year. Representatives of KPMG LLP will be present at the Annual Meeting of Shareholders, will be given the opportunity to make a statement if they so wish, and will be available to respond to appropriate questions.

The Board of Directors recommends that you vote "FOR" the ratification of their selection of KPMG LLP as independent registered public accountants of SBS.

Other Matters

The Board of Directors is not aware of any other matters that are to be presented at the meeting. However, if any other matters should properly come before the meeting, the Proxies will vote on those matters in accordance with their judgment.

The above Proxy Statement and Notice of Annual Meeting of Shareholders is sent by order of the Board of Directors.

Bruce E. Castle
Secretary

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Appendix A

SBS Technologies, Inc.
Audit Committee

Charter
Revised January 26, 2005

Status

The Audit Committee is a committee of the Board of Directors.

Membership

The Audit Committee shall consist of three or more directors elected by the Board of Directors at the recommendation of the Corporate Governance and Nominating Committee, each of whom in the judgment of the Board of Directors shall be independent in accordance with the requirements of the Securities and Exchange Commission ("SEC") and listing standards for The Nasdaq Stock Market, Inc. ("Nasdaq"). Each member shall in the judgment of the Board of Directors have the ability to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement.

At least one member of the Audit Committee shall in the judgment of the Board of Directors be an audit committee financial expert in accordance with the requirements of the SEC and at least one member (who may also serve as the audit committee financial expert) shall in the judgment of the Board of Directors have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities in accordance with Nasdaq listing standards.

Purpose

The Audit Committee shall oversee the accounting and financial reporting processes and the integrated audit of the consolidated financial statements and an audit of internal control over financial reporting of the Company, including (a) the integrity of the Company's financial statements, (b) the Company's compliance with legal and regulatory requirements, (c) the qualifications and independence of the independent auditor, (d) the performance of the independent auditor, and (e) the Company's systems of disclosure controls and procedures, and compliance with ethical standards adopted by the Company. The Audit Committee shall serve as the sole authority to which the independent auditor is accountable, and have the sole authority and responsibility for the appointment (subject to approval by the Company's stockholders), compensation, retention and oversight of the work of the independent auditor, including any non-audit relationship with the independent auditor.

Responsibilities

  Select and retain, and terminate when appropriate, the independent auditor, set the independent auditor's compensation, and pre-approve all audit services to be provided by the independent auditor.
  Pre-approve all permitted non-audit services to be performed by the independent auditor and establish policies and procedures for the engagement of the independent auditor to provide permitted non-audit services.
  At least annually, review and evaluate the experience and qualifications of the lead partner and other senior members of the independent auditor team and determine that all partner rotation requirements, as promulgated by applicable rules and regulations, have been met
  At least annually, receive and review: (a) a report by the independent auditor describing the independent auditor's internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditing firm, or by any

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  inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (b) other required reports from the independent auditor.
  At least annually, (a) consider the independence of the independent auditor, including whether the provision by the independent auditor of permitted non- audit services is compatible with independence, (b) obtain and review a formal written statement from the independent auditor delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard 1, (c) actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor, and (d) take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent auditor.
  Review with the independent auditor in connection with its audit: (a) the independent auditor's audit plan, (b) the scope and results of the audit; (c) any problems or difficulties that the independent auditor encountered in the course of the audit work, and management's response; and (d) any questions, comments or suggestions the independent auditor may have relating to internal control over financial reporting, and accounting practices and procedures, of the Company.
  Review with the independent auditor and management: (a) the adequacy and effectiveness of the Company's accounting practices, disclosure controls and procedures (and management reports thereon), and internal control over financial reporting, including:

* any significant deficiencies or material weaknesses and significant changes in internal control over financial reporting reported by the independent auditor or management,

* the suitability of the control framework on which management's evaluation is based,

* any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.
  Review with management and the independent auditor the annual financial statements of the Company included in the Company's Form 10-K, as well as information outside of the financial statements including: (a) the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations"; (b) all critical accounting policies and practices; (c) all alternative treatments of financial information within generally accepted accounting principles that have been discussed between the independent auditor and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; (c) any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K with the SEC; (d) the items required by Statement of Auditing Standards No. 61 as in effect at that time; (e) all reports on internal control over financial reporting; and (f) other material written communications between the independent auditor and management, including but not limited to the management letter and schedule of unadjusted differences.
  Review quarterly earnings press releases and attached financial statements prior to being released to the public, as well as Company policies with respect to earnings press releases, financial information and earnings guidance provided to analysts and rating agencies.
  Review all other relevant reports or financial information submitted by the Company to any governmental body, including management certifications as required by the Sarbanes-Oxley Act of 2002 and relevant reports rendered by the independent auditor (or summaries thereof).
  Discuss Company policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Company and major legislative and regulatory developments which could materially impact the Company's contingent liabilities and risks.
  Review: (a) the status of compliance with laws, regulations, and internal policies and procedures, including management conflicts of interest, corporate securities trading and adherence to the Company's Code of Ethics; and (b) the scope and status of systems designed to promote Company compliance with laws, regulations and internal policies and procedures.

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  Review and approve all related-party transactions, defined as those transactions required to be disclosed under Item 404 of Regulation S-K.
  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential and anonymous submission by employees of complaints regarding the Company's accounting, internal control and auditing matters.
  Establish policies for the hiring of employees and former employees of the independent auditor.
  Obtain the advice and assistance, as appropriate, of independent counsel and other advisors as necessary to fulfill the responsibilities of the Audit Committee, and conduct investigations, with or without the assistance of such counsel or advisors, appropriate to fulfilling the Audit Committee's responsibilities.
  Provide on behalf of the Company appropriate funding for (a) compensation to any registered public accounting firm, including the independent auditor, providing services to the Company, (b) compensation to any independent counsel or other advisors retained under paragraph 16 above, and (c) necessary or appropriate ordinary administrative expenses of the Audit Committee in carrying out its duties.
  Conduct an annual performance evaluation of the Audit Committee and annually evaluate the adequacy of its charter.
  Perform any other activities consistent with this Charter, the Company's Bylaws and governing law as the Committee or the Board deems necessary or appropriate.
  When appropriate, designate one or more of its members to perform certain of the Committee's duties on its behalf, subject to such reporting to and ratification by the Committee as the Committee shall direct.

Meetings

The Audit Committee shall meet at least five times per year and more frequently as circumstances require. The Audit Committee shall periodically meet separately in executive session, with management and the independent auditor, and with the independent auditor without management present. The Audit Committee shall report regularly to the Board of Directors.

Unless a Chairman is elected by the full Board of Directors, the members may designate a Chairman by majority vote of the full membership of the Audit Committee. A majority of the entire Audit Committee shall constitute a quorum for the transaction of business. The action of a majority of the members present at a meeting at which a quorum is present shall be the action of the Audit Committee. Any action required or permitted to be taken at a meeting of the Audit Committee may be taken without a meeting by the unanimous written consent of all members of the Audit Committee. The Audit Committee may establish such other rules of procedure for its business as it deems desirable.

Report

The Audit Committee shall prepare a report to include in the Company's annual Form 10-K and/or proxy statement.

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Appendix B

SBS Technologies, Inc.
Corporate Governance and Nominating Committee

Charter

STATEMENT OF PURPOSE

The Corporate Governance and Nominating Committee ("Committee") is a standing committee of the Board of Directors (the "Board") of SBS Technologies, Inc. (the "Company"), consisting of not fewer than three independent directors. The Committee shall have the responsibility to make recommendations to the Board with respect to nominees to be designated by the Board for election as directors and officers, the effectiveness, structure, size and composition of the Board, including committee assignments, and to monitor corporate governance standards of the Company.

The Committee will periodically review its charter and recommend appropriate changes to the Board. The Committee may retain independent consultants, as appropriate, and take such other actions as may be necessary to achieve the following duties and responsibilities:

DUTIES AND RESPONSIBILITIES
  Develop candidate criteria for Board membership, including at least one "financial expert" pursuant to SEC guidelines.
  Recommend to the Board nominees for election to the Board.
  Recommend to the Board nominees for election as officers of the Company.
  Recommend to the Board the composition and organization of the Board, including committee assignments.
  Recommend to the Board the optimal size of the Board.
  Review Board policies and practices that influence the effectiveness of the Board, including conflicts of interest.
  Recommend development programs and activities for Board members and oversee orientation of new Board members.
  Recommend criteria to be applied in determining whether directors should continue in office, and periodically review the performance of directors.
  Periodically review Company policies and procedures with respect to corporate governance standards, including the nature, timeliness and adequacy of information supplied to directors regarding Company activities, industry trends and public policy developments.
  Recommend Board stock ownership guidelines.

Dated: March 15, 2004

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Appendix C

SBS Technologies, Inc.
Management Development and Compensation Committee

Charter

The Management Development and Compensation Committee of the Board of Directors is comprised entirely of outside Directors. Members are not eligible to participate in the officer and employee compensation programs they oversee. The responsibility of the Management Development and Compensation Committee is to:

  review the CEO's policies and procedures designed to attract, develop and retain key managers and executives critical to the success of SBS and to align executive compensation with shareholder interests, and to make related recommendations to the Board of Directors, provide guidance and overview of all management development, executive salary, incentive and benefit programs, evaluate the performance of the Chief Executive Officer and to recommend Chief Executive Officer compensation to the full Board, and meet annually with the Chief Executive Officer to review management development programs and activities, and succession planning.

While the administration of management development and compensation is the responsibility of SBS management, the review and approval of the Management Development and Compensation Committee is required for:

  overall executive (individuals which lead businesses or functional responsibilities) compensation, philosophy and policy, incentive programs,
  executive benefit and perquisite programs,
  stock and stock option awards and their terms to be awarded to officers subject to Section 16(b) of the Securities Exchange Act of 1934, and
  Board member compensation and any other compensation issues as may be directed to it.

Dated: February 7, 2003

SBS Technologies, Inc.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, November 17, 2005

8:30 a.m. Mountain Time

SBS Technologies, Inc. Corporate Headquarters
7401 Snaproll NE
Albuquerque
New Mexico

SBS Technologies, Inc.	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

I appoint Clarence W. Peckham and Bruce E. Castle, together and separately, as proxies to vote all shares of common stock which I have power to vote at the annual meeting of shareholders to be held on November 17, 2005 in Albuquerque, New Mexico, and at any adjournment(s) or postponement(s) thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting those shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting, including matters as to which the Company did not have timely notice, and they may name others to take their place.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH OF THE FOLLOWING BOARD OF DIRECTORS’ PROPOSALS.

See reverse for voting instructions.

You may vote your Proxy in three ways Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.	COMPANY #

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on November 16, 2005.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/sbse/ — QUICK *** EASY *** IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on November 16, 2005.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to SBS Technologies, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

\/   Please detach here    \/

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of seven directors:	01 Warren W. Andrews 02 Lawrence A. Bennigson, Ph.D. 03 Peter D. Fenner 04 Harold E. Kennedy	05 Clarence W. Peckham 06 Richard Szafranski 07 Alan F. White	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

Each Director who receives a “FOR” vote by a majority of votes represented in person or by proxy at the annual meeting will be elected. If you vote to withhold authority to vote for all listed nominees or if you vote to withhold authority for a particular nominee, your vote will count as a vote “AGAINST” the nominee(s). Otherwise, your vote will count “FOR” the nominee(s).

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.    Ratification of Appointment of KPMG LLP as Independent Registered Public Accountants.                ☐   For          ☐   Against           ☐   Abstain

A “FOR” vote by a majority of the shares represented in person or by proxy at the annual meeting is required to ratify the appointment of KPMG LLP as SBS’ independent registered public accountants to audit the consolidated financial statements for the fiscal year ending June 30, 2006. If you “ABSTAIN ” from voting, your abstention has the same effect as if you voted “AGAINST” the appointment.

Address Change?   Mark Box   ☐      Indicate changes below:
Date _________________________________________________

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.